                            SCHEDULE 14C INFORMATION

            Proxy Statement Pursuant to Section 14(c) of the Securities
                     Exchange Act of 1934 (Amendment No.   )


Check the appropriate box:

[ ]  Preliminary Information Statement           [ ] Confidential, for Use of
[X]  Definitive Information Statement                the Commission Only
                                                     (as permitted by Rule
                                                     14c-5(d)(2))

                         DIALYSIS CORPORATION OF AMERICA
..............................................................................
                (Name of Registrant as Specified in Its Charter)
..............................................................................
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          ...................................................................
     (2)  Aggregate number of securities to which transaction applies:
          ...................................................................
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          ...................................................................
     (4)  Proposed maximum aggregate value of transaction:
          ...................................................................
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:
          ...................................................................
     (2)  Form, Schedule or Registration Statement No.:
          ...................................................................
     (3)  Filing Party:
          ...................................................................
     (4)  Date Filed:
          ...................................................................

                                                                  April 14, 2003

To:      Our Shareholders

From:    Thomas K. Langbein

Subject: Invitation to the Dialysis Corporation of America 2003 Annual
         Meeting of Shareholders


         Management is extending its invitation to you to attend our annual meeting on Thursday, May 29, 2003. The annual meeting is being held at the New Jersey executive offices of our parent, Medicore, Inc., 777 Terrace Avenue, Hasbrouck Heights, New Jersey 07604 at 11:00 a.m. In addition to the formal items of business, our President, Stephen W. Everett, will review the major developments of 2002, our business strategy, and answer your questions.

         This booklet includes the Notice of Annual Meeting and the Information Statement. Proxies are not being solicited since a quorum exists for the meeting through Medicore's 61% ownership of Dialysis Corporation of America. The Information Statement also describes the business we will conduct at the meeting, basically the election of six directors and the ratification of appointment of our auditors, and provides information about Dialysis Corporation of America and our directors and management.

         We look forward to seeing you at the annual meeting.

                                        Thomas K. Langbein
                                        Chairman of the Board and
                                        Chief Executive Officer

                         DIALYSIS CORPORATION OF AMERICA


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



----------------------------------------------------------

  Date:   Thursday, May 29, 2003

  Time:   11:00 a.m.

  Place:  Executive Offices of our Parent
          Medicore, Inc.
          777 Terrace Avenue, 5th Floor
          Hasbrouck Heights, New Jersey 07604
          (210) 288-8222

----------------------------------------------------------



Dear Shareholder:

         You are cordially invited to attend the 2003 Dialysis Corporation of America Annual Meeting of Shareholders to:

         1.       Elect six directors.

         2. Act upon a proposal to ratify the appointment of Wiss & Company, LLP as independent auditors for the company for the year 2003.

         3. Transact any other business that may properly be presented at the annual meeting.

         If you were a shareholder of record at the close of business on April 11, 2003, you are entitled to vote at the annual meeting.

         Your copy of the Annual Report on Form 10-K of Dialysis Corporation of America for 2002 is enclosed.

                                             By order of the Board of Directors

                                             Lawrence E. Jaffe
                                             Counsel and Corporate Secretary

April 14, 2003

                                TABLE OF CONTENTS


                                                                                     Page
                                                                                     ----
Information About the Annual Meeting and Voting.....................................   2

Proposal No. 1 - Election of Directors..............................................   4

Information About Directors and Executive Officers..................................   5

Beneficial Ownership of the Company's Securities....................................   7

Executive Compensation Report.......................................................   9

Executive Compensation..............................................................  11

Performance Graph...................................................................  17

Governance of the Company...........................................................  17

Report of the Audit Committee.......................................................  21

Certain Relationships and Related Transactions......................................  22

Section 16(a) Beneficial Ownership Reporting Compliance.............................  24

Proposal No. 2 - Ratification of the Appointment of the Independent Auditors........  24

Other Matters to be Presented to Shareholders.......................................  25

Available Information...............................................................  25

                            INFORMATION STATEMENT FOR
                         DIALYSIS CORPORATION OF AMERICA
                       2003 ANNUAL MEETING OF STOCKHOLDERS


                 INFORMATION ABOUT THE ANNUAL MEETING AND VOTING


Q:       Why did you send me an Information Statement?
A: Management of Dialysis Corporation of America is inviting you to attend and vote at the 2003 annual meeting. This Information Statement summarizes the information you need to know to vote intelligently.

Q:       Why did you not send me a proxy?
A: This is because a quorum already exists based upon the approximately 61% ownership of the company's voting securities by Medicore, Inc., our parent company.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Q:       What does a quorum mean?
A: A quorum means a majority of the outstanding shares. The annual meeting may only proceed if a quorum is present at the meeting. A majority of the outstanding shares will be present at the meeting through Medicore. At April 11, 2003, the record date, there were 3,966,986 shares of Dialysis Corporation of America common stock outstanding. Medicore owns 2,410,622 shares of Dialysis Corporation of America common stock or approximately 61% of the votes. A shareholder list will be available at the executive offices of our parent in Hasbrouck Heights, New Jersey at the meeting and for 10 days prior to the meeting for your review.

Q:       Who is entitled to vote?
A: Shareholders who owned Dialysis Corporation of America common stock at the close of business on April 11, 2003, the record date. Dialysis Corporation of America intends to send this Information Statement, the attached Notice of Annual Meeting, and its 2002 Annual Report on Form 10-K, which includes financial statements, on April 23, 2003 to all shareholders entitled to vote.

Q:       How many votes do I have?
A:       Each share of common stock is entitled to one vote.

Q:       What am I voting on?
A: The election of six directors, Messrs. Thomas K. Langbein, Stephen W. Everett, Bart Pelstring, Robert W. Trause, Alexander Bienenstock and Dr. David L. Blecker, for a one year term; and the ratification of the appointment of Wiss & Company, LLP as our independent auditors for 2003. There is nothing else that we are aware of that is presently the subject of consideration at the meeting.

Q:       How do I vote?
A: By attending the annual meeting. At that time you will be given a ballot and you may vote your shares. If your shares of Dialysis Corporation of America common stock are held in the name of a broker, bank or other nominee, you must bring an account statement or letter from the nominee showing you were the beneficial owner of the shares on April 11, 2003, the record date.

Q:       How many votes are required for approval?
A: The nominees for six directors have to receive a plurality of the votes cast. Ratification of the appointment of the independent auditors requires a majority of the votes cast "for" or "against" the proposal. Abstentions and broker "non-votes" are not counted for either the election of directors or the ratification of the appointment of independent auditors. A broker "non-vote" occurs when a nominee, such as a brokerage firm or bank, holding shares for a nominee does not vote on a particular proposal because the nominee does not have discretionary voting power for the particular proposal and has not received voting instructions from the beneficial owner.

Q:       Is my vote confidential?
A: Yes. Only the inspectors of election and other employees of Dialysis Corporation of America assisting in tallying the vote will have access to your vote and comments.

Q:       Who counts the votes?
A: We appoint two persons to act as inspectors of election, who each take an oath to accept that responsibility and certify the voting to the board.

Q:       What does it mean if I receive more than one Information Statement?
A: Your shares of Dialysis Corporation of America common stock are probably registered in more than one name or account. It would be appreciated if you would contact our transfer agent, Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004 (Attention: Proxy Department) and tell them to put all your accounts registered in the same name at the same address.

Q:       How much common stock do officers and directors own?
A: Approximately 3.2% of our common stock as of the record date, and with the officers and directors of our parent, Medicore, ownership of Dialysis Corporation of America would be approximately 9%. This does not include Medicore's approximately 61% (2,410,622 shares) ownership of Dialysis Corporation of America common stock.

Q:       Who are the largest principal shareholders?
A: As of the record date, other than Medicore's approximately 61% ownership, no other shareholder to our knowledge owns in excess of 5% of our common stock. However, based on beneficial ownership, which includes shares of common stock a person is entitled to acquire within the next 60 days, Thomas K. Langbein, Chairman of the Board and Chief Executive Officer, beneficially owns 6.2% which includes an option to purchase 222,857 shares of the company's common stock. See "Information About Directors and Executive Officers" and "Beneficial Ownership of the Company's Securities."

Q: Who sends out the Information Statements and Annual Reports and what are the costs?
A: The company is sending out the Information Statement and Annual Report to shareholders.

         We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these materials to their principals and we will reimburse them for their reasonable expenses in forwarding the materials. The company pays all expenses of preparing and delivering the Information Statements and Annual Reports, including printing, envelopes, mailing and similar out-of-pocket expenses.

Q:       Who is eligible to submit a proposal?
A: To be eligible, you must have continuously held at least $2,000 in market value, or 1%, of Dialysis Corporation of America's common stock for at least one year by the date you submit the proposal. You must continue to hold your Dialysis Corporation of America shares through the date of the meeting. Please remember that Medicore's approximately 61% ownership will determine the outcome of any proposal.

Q:       When are the year 2004 shareholder proposals due?
A: Shareholder proposals must be submitted in writing by December 12, 2003 to Lawrence E. Jaffe, corporate Secretary, Dialysis Corporation of America, 777 Terrace Avenue, Hasbrouck Heights, New Jersey 07604. Any proposal should provide the reasons for it, the text of any resolution, and must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC.

Q:       Where can I find more information about the Company?
A: You can obtain information about Dialysis Corporation of America on our website, www.dialysiscorporation.com. We would appreciate your providing us with your e-mail address, so we can more efficiently communicate with you. We will only use your e-mail address for communications from the company to you, and will not provide your e-mail address to any other person, other than as necessary for us to communicate with you. Also see "Available Information" at the end of this Information Statement.


                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

         Nominees for election for a one year term are:

                                                                                                Position
         Name                              Age               Current Position                   Held Since
         ----                              ---               ----------------                   ----------
         Thomas K. Langbein                 57               Chairman of the Board                1980
                                                             Chief Executive Officer              1986

         Stephen W. Everett                 46               President and director               2000

         Bart Pelstring                     62               Director                             1985

         Robert W. Trause*                  60               Director                             1998

         Alexander Bienenstock*             65               Director                             2001

         Dr. David L. Blecker*              55               Director                             2001


* Member of audit committee.

         Our by-laws provide that the board shall not be less than two nor more than six persons. A majority of directors, although less than a quorum, or a sole remaining director, have the right to appoint candidates to fill any vacancies on the board. When appointed, such director shall then serve for the remainder of the term. Our board amended our by-laws to expand the maximum number of directors to nine in order to have additional independent directors to satisfy the new Nasdaq rules mandating a board consisting of a majority of independent directors. This new requirement will be applicable to our annual meeting in 2004. See "Governance of the Company - Board Committees" below.

         The board recently established a Nominating Committee consisting of the three independent directors affiliated with the board, the same persons who are on the Audit Committee and the recently formed Compensation Committee. The members of the Nominating Committee approved the selection of the six nominees for board of director membership.

         The affirmative vote of a plurality of the shares of common stock represented at the meeting is required to elect the nominees as directors. Abstentions and broker non-votes are not counted for purposes of the election of directors, and votes withheld for any nominee will have the same effect as a vote against his election.

         Medicore owns 2,410,622 shares or approximately 61% of the voting stock of the company, and intends to vote all of its shares in favor of the election of the six nominees of management as approved by the nominating committee for directors, thereby assuring their election as directors.

         The nominees have consented to serve on the board. If any nominee is unable to serve for any reason, the parent's controlling block of company common stock will be voted for any substitute nominee as designated by the board.


               INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

Directors Standing For Election

         Thomas K. Langbein has been affiliated with the company since 1980. He is Chairman of the Board and Chief Executive Officer of each of the company's subsidiaries. Mr. Langbein is the Chairman of the Board, Chief Executive Officer and President of Medicore, our parent. Mr. Langbein is President, sole shareholder and director of Todd & Company, Inc., a broker-dealer, currently not active, registered with the SEC and a member of the NASD. Mr. Langbein was appointed as a director of Linux Global Partners, Inc. a private Linux software company in which Medicore, in January, 2000, acquired an ownership interest and to which company our parent provided loans, with funding from our company. He resigned as a Linux director in November, 2002. Mr. Langbein devotes most of his time to the affairs of the company, Medicore, and continues to consult with Linux Global Partners and Xandros, Inc., its 95% owned operating subsidiary. See "Certain Relationships and Related Transactions."

         Stephen W. Everett has been involved in the healthcare industry for over 23 years. From 1993 to 1997, Mr. Everett was responsible for oversight, deal structuring, physician recruitment and practice management for the renal care division of Vivra, Inc., the then second largest provider of dialysis services in the United States. Mr. Everett held positions of similar responsibility in 1998 through his affiliation with Physicians Practice Management, engaged in consulting and management in the renal healthcare field. He joined the company in November, 1998 as Vice President, became Executive Vice President in June, 1999, and President on March 1, 2000.

         Bart Pelstring has been affiliated with the company since 1976. Mr. Pelstring was appointed as President in 1986, which position he relinquished on March 1, 2000. Mr. Pelstring is a founding member of the National Renal Administrators Association and was the founder and president of the Florida Renal Administrators Association.

         Robert W. Trause is a senior commercial account specialist engaged in the marketing of commercial insurance specializing in property and casualty insurance sales to mid-to-large range companies. He has been affiliated with an insurance agency in New Jersey since 1991.

         Alexander Bienenstock is an attorney who specializes in securities and corporate matters. From September, 2000 through October, 2001 he was a legal consultant with IDT Corp., a NYSE telecommunications company. He was affiliated with several law firms, the most recent, Gusrae, Kaplan & Bruno (1997 to 1998), and was counsel from 1998 to February, 2000, to a small brokerage firm no longer in business. Mr. Bienenstock's background includes having been an adjunct assistant professor in accounting and management, and Chief Attorney, Branch of Small Issues of the New York Regional Office of the SEC.

         Dr. David L. Blecker, M.P.H., is board certified in internal medicine and nephrology by the American Board of Internal Medicine, and also holds board certifications from the American Board of Preventative Medicine and the American Board of Medical Management. Dr. Blecker is Chief in Nephrology and Director of Dialysis at Kessler Memorial Hospital in Hammonton, New Jersey (since 1984), Chief of Nephrology and Internal Medicine at Atlantic City Medical Center, Atlantic City, New Jersey (since 1984), and is Assistant Clinical Professor of Medicine at the University of Medicine and Dentistry of New Jersey (since 1992). He is affiliated with four other hospitals in southern New Jersey, is a member of many medical associations, and has published over 30 medical articles. Dr. Blecker is the medical director of two of our dialysis facilities in New Jersey. See "Certain Relationships and Related Transactions."


Executive Officers

         Name                          Age             Position                               Held Since
         ----                          ---             --------                               ----------

         Thomas K. Langbein*            57             Chief Executive Officer                    1986
                                                       (Chairman of the Board)                    1980

         Stephen W. Everett*            46             President                                  2000

         Tim Rumrill                    42             Vice President (Finance)
                                                       and Principal Financial Officer            2002

         Michael Rowe                   41             Vice President (Operations)                2002

         Daniel R. Ouzts                56             Vice President and Treasurer               1996


* For information concerning Messrs. Langbein and Everett, see "Information About Directors and Executive Officers - Directors Standing for Election" above.

         Tim Rumrill became affiliated with the company on January 28, 2002. He has been involved in the healthcare industry for the last nine years, recently, from August, 1998 to December, 2001, as Chief Financial Officer of Flagship Health, P.A., a physician practice management company. From 1994 to July 1998, he was Vice President of Finance for Better Health Plan, a subsidiary of Coastal Physician Group, at that time a NYSE company.

         Michael Rowe became affiliated with the company on June 1, 2001 and is currently Vice President of Operations. Mr. Rowe has been involved in the healthcare field for 19 years, recently, from January, 2000 to March, 2001, with Advanced Orthopedic Centers, Inc., a large orthopedic surgery group, as administrator, and from February, 1997 to December, 1999, he was Executive Director and Vice President of Virginia Physicians/PhyCor of Richmond, a division of PhyCor, Inc., a national practice management company.

         Daniel R. Ouzts served as controller of the company from 1983 through January, 2002, and Vice President from 1996. He serves as Vice President of Finance and Principal Financial Officer of Medicore. Mr. Ouzts is a certified public accountant. See "Certain Relationships and Related Transactions."

         There are no family relationships among any of the officers or directors of the Company.


Other Nominees

         Our by-laws provide shareholders with the right to nominate persons for a directorship if the shareholder provides written notice to our Secretary not less than 60 nor more than 90 days prior to any meeting of shareholders at which directors are to be elected; provided if less than 60 days notice of the meeting is given to shareholders, written notice of nominations of directors by shareholders shall be delivered or mailed by first class U.S. mail, postage prepaid, to our Secretary not later than the close of the seventh day following the mailing date of the notice of meeting. Each notice must include as to each proposed nominee:

         o        name, age, business address, and, if known, residence address
         o principal occupation or employment for the preceding five years
         o        beneficial ownership of the company's securities
         o any arrangement, affiliation, association, agreement or other relationship with any security holder, officer, director or other person affiliated with the company
         o        consent to serve as a director, if elected
         o the name and address of the shareholder proposing the nominee and other shareholders believed to be supporting such nominee
         o the number of securities of each class owned by such shareholder(s)

         The Chairman of the meeting of shareholders may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and declare such to the meeting and the defective nomination shall be disregarded.

         We have not received any notice by an shareholder of an additional nominee for director. Any shareholder who wishes to receive a copy of the relevant section of our by-laws may request it in writing from our Secretary, Lawrence E. Jaffe, which company shall be provided without cost.


                BENEFICIAL OWNERSHIP OF THE COMPANY'S SECURITIES

         The following table sets forth as of April 11, 2003 the names and beneficial ownership of the equity securities of Dialysis Corporation of America and its parent, Medicore, for directors of the company, individually itemized, and for directors and executive officers of Dialysis Corporation of America as a group, without naming them, and for each of the named executive officers described in the Summary Compensation Table (see "Executive Compensation" below), and for shareholders known to Dialysis Corporation of America to beneficially own more than 5% of our voting securities.

                                                             Amount and Nature of Beneficial Ownership
                                             --------------------------------------------------------------------------
                                             Dialysis                                   Medicore
                                             Common                                     Common
Name                                         Stock(1)              %(2)                 Stock(3)              %(4)
----                                         --------              ----                 --------              ----
Medicore                                     2,410,622                       60.8              --                   --
2337 W. 76th Street
Hialeah, FL 33016

Thomas K. Langbein                           2,670,622(1)                    63.7       1,533,014                 22.5
c/o Medicore
777 Terrace Avenue
Hasbrouck Heights, NJ 07604

Stephen W. Everett                             134,000                        3.3          25,000         less than 1%
c/o Dialysis Corporation of America
27 Miller Street
Lemoyne, PA 17043

Bart Pelstring                                  85,000                        2.1          65,000                  1.0
c/o Dialysis Corporation of America
27 Miller Street
Lemoyne, PA 17043


Robert W. Trause*                               40,000                        1.0             -0-                  -0-
431C Hackensack Street
Carlstadt, NJ 07072

Dr. David L. Blecker*                           10,000               less than 1%             -0-                  -0-
510 Jackson Avenue
Northfield, NJ 08225

Alexander Bienenstock*                           5,000               less than 1%             -0-                  -0-
766 West Broadway
Woodmere, NY 11598

All directors and executive                    586,000                       13.3       1,759,064                 25.4
officers as a group (9 persons)


* Member of the Audit Committee, Nominating Committee and Compensation Committee

-------------------

(1) Medicore owns 2,410,622 shares (approximately 61%) of our common stock. Officers and directors of Dialysis Corporation of America, who may also be officers and/or directors of Medicore and shareholders of each company, disclaim any indirect beneficial ownership of Dialysis Corporation of America common stock through Medicore's approximately 61% ownership of Dialysis Corporation of America. Thomas K. Langbein, by virtue of his positions with Dialysis Corporation of America and Medicore and his stock ownership of Medicore, may be deemed to have indirect beneficial ownership of such shares through shared voting and investment power with respect to Medicore's ownership of Dialysis Corporation of America. Mr. Langbein disclaims such entire indirect beneficial ownership, but for his proportionate indirect interest, approximately 542,000 shares of the company (13.7%).

         Includes the following shares that may be acquired upon exercise of Dialysis Corporation of America options (see Note (2)) as of April 11, 2003 or within 60 days after that date:

         T. Langbein, 222,857 shares (1999 options); S. Everett, 105,429 shares (1999 and 2000 options); B. Pelstring, 38,571 shares (1999 options); R. Trause, 34,286 shares (1995 and 1999 options); M. Rowe, 12,500 shares (2001 options); D. Ouzts, 25,000 shares (1999 options); A. Bienenstock, 4,405 shares (2001 options); D. Blecker, 8,810 shares (2001 options); and T. Rumrill, 7,500 shares (2002 options).

         If Thomas K. Langbein excluded Medicore's ownership of Dialysis Corporation of America, then his beneficial ownership would be 260,000 (6.2%), which includes 222,857 shares obtainable upon exercise of an option. See indirect beneficial ownership above.

(2) Based on 3,966,986 shares outstanding exclusive of (i) common stock issuable under 459,358 options exercisable at prices ranging from $1.25 to $2.25 per share.

(3) Includes shares that may be acquired by Messrs. Langbein (300,000 shares); Everett (25,000 shares); Ouzts (45,000 shares); and Pelstring (20,000 shares) upon exercise of Medicore options as of April 11, 2003 or within 60 days after that date.

         Does not include 35,700 shares held each by Mr. Langbein's two children of majority age, and 400,000 shares in Mr. Langbein's employment agreement issuable under certain conditions relating to wrongful termination or change in control.

(4) Based on 6,524,275 shares outstanding exclusive of (i) 689,000 shares underlying outstanding options under Medicore's 1989 Stock Option Plan;
         (ii) 400,000 shares available for issuance under certain conditions of Thomas K. Langbein's employment agreement; and (iii) 98,000 shares reserved for issuance under a key employee stock plan.


                          EXECUTIVE COMPENSATION REPORT

         In March, 2003, we established an executive compensation committee, consisting of only our independent directors, as mandated by the Sarbanes-Oxley Act of 2002. For 2002 to the current date, compensation of our executive officers was considered by all members of the board of directors. We have one employment agreement with our President. See "Executive Compensation - Employment Contracts and Termination of Employment and Change-in-Control Arrangements." Our philosophy is to align compensation of management with annual and long-term performance and interests of shareholders. Executive compensation is structured to motivate management to create and sustain shareholder value. The board attempts to accomplish this goal by:

         (i) aligning the interests of management and shareholders through stock ownership; and

         (ii) seeking growth and performance of our company by attracting, retaining and motivating talented executives and employees through competitive compensation.

What is the structure of executive compensation?

       The elements of executive compensation include:

         o        base pay
         o        long-term incentives
         o special awards in recognition of extraordinary efforts and achievements


How is base pay determined?

         Base pay is determined by individual performance and position with and responsibilities to the company. We also try to be competitive with salaries in an attempt to be able to maintain quality executives.


Responsibilities of the Chairman of the Board, Chief Executive Officer and President

         Thomas K. Langbein, Chairman of the Board and Chief Executive Officer, has been affiliated with the company for 23 years. Stephen W. Everett, affiliated with the company for four and one-half years and President since March, 2000, has been involved in the health care industry for over 23 years. See "Information About Directors and Executive Officers - Directors Standing for Election." Essential elements of senior executive management are leadership and key contributions to the overall financial performance of the company, and the company's progress toward achieving growth and its strategic objectives. Messrs. Langbein and Everett have been most responsible for the company's performance and recent growth. The President pursues new geographic areas and physician and hospital alliances and, with Mr. Langbein, evaluates the potential for growth and expansion of our operations, facilities and patient base. In evaluating the performance of and establishing Mr. Langbein's and Mr. Everett's compensation, the board takes into account their efforts in directing our operations, seeking sources of capital, pursuing areas to develop or acquire dialysis facilities, coordinating management, operations and internal controls as we grow, and motivating key executive management toward greater overall efficiencies in labor, cost control and increased business. Mr. Langbein and Mr. Everett did not participate in decisions affecting their own compensation.


What are long-term incentives?

         The philosophy for incentive compensation is to provide competitive awards when financial objectives are achieved. Long-term incentive awards for executives usually take the form of granting stock options under the company's option plans or granting restricted stock awards, which are shares which cannot be publicly sold for a certain period of time, usually from one to two years. We believe the granting of stock options or restricted shares helps align the interests of our executives with our shareholders. This is premised on the basic principle that the executives will receive value only if the market value of our common stock increases over time. The market price of our common stock increased during 2002 and in recent months, in spite of the adverse economy and market conditions. This was primarily due to executive management's efforts in improving our operations, providing growth, and for two consecutive years, generating profitability. See "Growth And Profitability" below, and Item 5, "Market for the Registrant's Common Equity and Related Stockholder Matters" of our Annual Report on Form 10-K for the year ended December 31, 2002 accompanying this Information Statement.

Special Awards

         Special awards may be granted from time to time in recognition of extraordinary efforts and achievements in positively influencing company results and enhancing shareholder value. Such may arise based upon an executive's extraordinary efforts in accomplishing expansion, acquisitions, increasing market share and similar events. These situations and extent of awards are evaluated on a case by case basis. Based upon the sustained growth for fiscal 2002, reflecting net income of $1,242,000, or $.32 per share ($.29 diluted) compared to $784,000 or $.20 per share of net income for 2001, and fiscal 2001 having turned around a loss in fiscal 2000 of $356,000 or a loss of $.09 per share, cash bonuses of $50,000 were awarded to Messrs. Everett and Langbein, the latter paid by Medicore. See "Executive Compensation." For bonuses to directors toward a partial stock option exercise see "Governance of the Company - Compensation of Directors."


Growth And Profitability

         Over the years we have developed and sold certain of our dialysis centers. By 1989, we had sold all but one center, but we made an effort to grow, and in 2001 we had expanded to ten dialysis centers, and in 2002, we have grown to 16 dialysis facilities which we operate or manage. We have two additional facilities in the development stage ready for construction, one in Indiana and the other in Virginia. Our medical services revenues have increased approximately 33% since last year, climbing to approximately $25,162,000 from approximately $18,920,000 in 2001. Most significant is that we reflected net income of approximately $1,242,000 compared to approximately $784,000 in 2001, representing an approximately 58% increase. This is the second consecutive year that our company has reflected net income from operations, which in a little over the past decade the company had reflected losses. See Item 6, "Selected Financial Data" and Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations" of our Annual Report on Form 10-K for the year ended December 31, 2002 accompanying this Information Statement. We are extremely proud of our management and employees, who are hard working, loyal and dedicated to our operations and the growth of our company. We continue to be motivated, and have every reason to expect that our growth and profitability will continue in 2003. We are involved in continued negotiations for additional dialysis centers and acute inpatient services. We look forward to 2003 as a year of expansion for our company, sustained profitability, and enhanced shareholder value.


                       Submitted by the Board of Directors

            Thomas K. Langbein                        Bart Pelstring
            Stephen W. Everett                        Alexander Bienenstock*
            Robert W. Trause*                         Dr. David L. Blecker*

* Member of the newly formed Compensation Committee


                             EXECUTIVE COMPENSATION

         The Summary Compensation Table below sets forth compensation paid by the company and its subsidiaries for the last three fiscal years ended December 31, 2002 for services in all capacities for its Chief Executive Officer and each of its executive officers whose total annual salary, bonus or other compensation exceeded $100,000.

                                                                                       Long Term
                                            Annual Compensation                    Compensation Awards
                             -------------------------------------------------    --------------------
(a)                          (b)           (c)           (d)           (e)                (g)                 (i)
                                                                                      Securities
                                                                                      Underlying
                                                                  Other Annual      Options/SARs (#)       All Other
Name and                                 Salary         Bonus     Compensation    --------------------    Compensation
Principal Position           Year          ($)           ($)           ($)        Company     Medicore         $
-------------------------    ----      ---------     ---------    ------------    -------     --------    ------------
Thomas K. Langbein, CEO      2002       73,000(1)     58,929(2)        7,700(4)       --           --
                             2001       57,000(1)     34,000(3)        6,000(4)                                    --(5)
                             2000       69,000(1)                      7,100(4)                550,000(6)          --

Stephen W. Everett, Pres     2002      129,808(7)     85,714(8)        4,179(10)
                             2001      115,000(7)     50,000(9)       14,600(10)  165,000(11)
                             2000      114,100(7)                        474(10)      --        25,000


Timothy Rumrill, Vice        2002       81,346(7)      8,000(13)
  President of Finance(12)   2001             (7)
                             2000             (7)

J. Michael Rowe(14)          2002      115,539(7)     20,000(12)          --            --          --         740(15)
                             2001       61,388(7)      8,000(9)           --            --          --          --
                             2000           --            --              --            --          --          --

------------------

(1) Annual compensation paid by Medicore, which was $293,500, $285,000 and $278,000, respectively, for fiscal 2002, 2001 and 2000. Amounts included in the Summary Compensation Table reflect the compensation allocated to the company in proportion to the time spent on its behalf.

(2) Includes (i) $46,429 accrued in 2002 and paid in March, 2003 for the partial exercise of options (see "Governance of the Company - Compensation of Directors" below); and (ii) $12,500, the general corporate overhead allocable portion of Medicore's bonus of $50,000 accrued in 2002 and paid in January, 2003.

(3) Includes $12,500, the general corporate overhead allocable portion of Medicore's bonus of $170,000 accrued in 2001 and paid in April, 2002.

(4) Automobile allowance and related expenses, and life and disability insurance premiums paid by Medicore amounted to $30,700, $29,800 and $28,500, respectively for 2002, 2001 and 2000. As part of the general corporate overhead allocation, the amounts in the Summary Compensation Table reflect the portion of such payment which is allocated to the company.

(5) Does not include Medicore grant of restricted common stock award valued at $500,000.

(6) Options for 250,000 shares exercisable at $3.25 per share, expired unexercised on February 16, 2003.

(7)      All compensation paid by the company.

(8) Includes (i) $35,714 accrued in 2002 and paid in March, 2003 for the partial exercise of options (see discussion of options below); and (ii) bonus of $50,000 accrued in 2002 and paid in January, 2003.

(9)      Accrued in 2001 and paid in January, 2002.

(10) Includes automobile related expenses of $1,957, $9,600 and $474, respectively for 2002, 2001 and 2000, moving expenses of $5,000 for 2001, and life insurance premiums of $2,000 in 2002, all of which were paid by the company.

(11)     Vests 33,000 shares every January 1, commencing 2001.

(12)     Joined the company on January 28, 2002.

(13)     Accrued in 2002 and paid in January, 2003.

(14)     Joined the company on June 1, 2001 and became an officer in June, 2002.

(15)     Life insurance premiums.


Employment Contracts and Termination of Employment and Change-In-Control Arrangements

         Stephen W. Everett, President and director of the company, has a five-year employment contract through December 31, 2005. His first year salary was $120,000, increasing a minimum of $10,000 per annum the second and third years, and for each of the two remaining years, the prior year's adjusted compensation increased by an amount equal to the lesser of 3% of pre-tax profits or $10,000. His 2003 salary was increased by $40,000, providing Mr. Everett with an aggregate salary of $170,000. Mr. Everett's employment agreement also provides:

         o employee and fringe benefits to the extent available by the company to other similarly situated executive employees
         o reimbursement for reasonable out-of-pocket expenses incurred in connection with his duties
         o        vacations normally taken by senior management
         o        termination
                  -        death; three months' severance pay
                  - for cause; salary and expenses to date of termination ("cause" includes conviction for fraud or criminal conduct, habitual drunkenness or drug addition, embezzlement, regulatory agency sanctions against Mr. Everett or the company due to his wrongful acts, material breach of the agreement, dishonesty, or resignation, except if due to breach by the company)
                  - by the company after 13 weeks of disability; three months' severance pay
                  - by Mr. Everett upon breach by the company; severance pay equal to the greater of six months of his then compensation or his remaining compensation under the agreement
         o        confidentiality restrictions two years from termination
         o non-competition for one year from termination within the United States; provided, non-competition eliminated if the company terminates Mr. Everett without cause or due to the company's material breach of the agreement
         o Mr. Everett to assign any patents, property rights, discovery or idea to the company

         Certain executive and accounting personnel and administrative facilities of the company and Medicore were common for fiscal 2002. The costs of executive and accounting salaries and other shared corporate overhead for these companies were charged on the basis of time spent. Mr. Langbein, as an officer and director, and Mr. Ouzts, as an officer, of the company and Medicore, divided their time and efforts among these companies. See "Certain Relationships and Related Transactions."


Options, Warrants or Rights

1995 Dialysis Corporation of America Stock Option Plan

         o        expired November 9, 2000
         o        terms were similar to the 1999 Plan (see below)
         o 5,000 outstanding to a director exercisable at $2.25 per share through June 9, 2003

1999 Dialysis Corporation of America Stock Option Plan

         o        expires April 20, 2009
         o grants available to officers, directors, consultants, key employees, advisors and similar parties
         o options (non-qualified and incentive) may be up to five years, may require vesting, exercise price determined by board of directors
         o options may, at discretion of board, be exercised either with cash, common stock with fair market value equal to cash exercise price, optionee's personal non-recourse or recourse note, at the discretion of the board, or assignment to the company if sufficient proceeds from the sale of common stock acquired upon exercise of the option with an authorization to the broker to pay that amount to the company, or any combination of such payments
         o        termination of optionee's affiliation with the company by
                  - death, disability or retirement after age 65, exercisable for nine months but not beyond option expiration date
                  - termination for cause, right to exercise terminates immediately
                  -        any other termination, 30 day exercise
         o        options are non-transferable
         o forced redemption at formulated prices upon change in control of the company which includes (i) sale of substantially all of the assets of the company or its merger or consolidation; (ii) majority of the board changes other than by election of shareholders pursuant to board solicitations or vacancies filled by board caused by death or resignation; or (iii) a person or group acquires or makes a tender offer for at least 25% of the company's common stock
         o        1999 Plan history to April 11, 2003
                  -        1,500,000 shares reserved for issuance
                  - options exercisable at $1.25 per share for 800,000 shares granted in 1999
                              435,000 non-qualified options (one remaining
                               option for 29,286 shares, expires April 20, 2004)
                              292,857 incentive options expiring April 20, 2004

                  -        options for 240,000 shares granted in 2001
                                    165,000 incentive options; five years at
                                         $1.25 per share to January 1, 2006;
                                         99,000 vested (33,000 vest each January
                                         1)
                                    15,000 non-qualified options; five years at
                                         $1.50 per share to September 5, 2006
                                    1,785 non-qualified options exercised
                                    60,000 incentive options; five years at
                                         $1.50 per share to September 5, 2006
                                            15,000 vested
                                            37,500 vest at 12,500 September 5,
                                             2003, 2004 and 2005
                                            7,500 vest at 2,500 September 5,
                                             2003, 2004 and 2005
                  - 62,500 options cancelled due to termination of affiliation with the company
                  - 347,499 non-qualified options exercised, of which 340,000 options exercised with payment of par value and three year non-recourse promissory notes, extended one year to April 20, 2004; stock held by the company as collateral to secure notes
                  -        72,143 incentive options exercised
                  - 598,358 options outstanding; all are incentive options except for 42,501 options; includes 141,500 non-vested options

         The exercise price of options is no less than 100% of the fair market value of the common stock on the date of grant.



                      Option/SAR Grants In Last Fiscal Year

                               Individual Grants
-------------------------------------------------------------------------------   Potential Realizable
                                                                                    Value at Assumed
                          Number of      % of Total                               Annual Rates of Stock
                         Securities     Options/SARs                              Price Appreciation
                         Underlying      Granted to     Exercise                    For Option Term
                        Options/SARs    Employees in     Price      Expiration  -----------------------
Name                     Granted (#)     Fiscal Year    ($/Sh)         Date        5%($)       10%($)
(a)                         (b)             (c)           (d)          (e)          (f)         (g)
----                    ------------    ------------    --------    ----------  -----------  ----------
Timothy Rumrill           30,000(1)        74.1          $3.15        2/28/07     $26,109     $57,693



------------------
(1) Option for 7,500 shares vest each February 28, which vesting commenced in 2003; options for 22,500 shares are not vested. Options are exercisable for five years.


 Aggregated Option/SAR Exercises In Last Fiscal Year and FY-End Option/SAR Values

   (a)                          (b)               (c)                   (d)                     (e)
                                                                    Number of
                                                                    Securities              Value of
                                                                    Underlying             Unexercised
                                                                    Unexercised            In-the-Money
                                                                   Options/SARs           Options/SARs at
                                                                   at FY-End (#)         Fiscal Year End($)
                          Shares Acquired     Value Realized        Exercisable/           Exercisable/
Name                      on  Exercise (#)         ($)             Unexercisable          Unexercisable($)
-----                     ----------------    --------------      ---------------        ------------------
CEO
Thomas K. Langbein
    Company Options            -0-(1)             -0-(1)           260,000 (exer.)            710,000(2)
    Medicore Options           -0-                -0-              300,000 (exer.)             24,000(3)

Stephen W. Everett
    Company Options            -0-(1)             -0-(1)           134,000 (exer.)            366,000(4)
                                                                    66,000 (unexer.)               --(5)
    Medicore Options           -0-                -0-               25,000 (exer.)              2,000(6)

Timothy Rumrill
    Company Options            -0-                -0-               30,000 (unexer.)               --(7)
    Medicore Options           -0-                -0-                 -0-                          --

Michael Rowe
    Company Options            -0-                -0-               12,500 (exer.)             31,000(8)
                                                                    37,500 (unexer.)               --(9)
    Medicore Options           -0-                -0-                 -0-                          --

--------------

(1) Accrued compensation at December 31, 2002 of approximately $100,000 was bonused to the board of directors on a pro rata basis for an exercise of a portion of their options; Messrs. Langbein and Everett exercised at $1.25 per share; options were exercised by Mr. Langbein for 37,143 shares and by Mr. Everett for 28,571 shares which had a value of $93,000 and $72,000, respectively, based on the fair market value of $3.76 on March 10, 2003, the exercise date.

(2) The options are exercisable at $1.25 per share (37,143 exercised on March 10, 2003, see note (1) above) through April 20, 2004, and the closing price of the company's common stock as reported by Nasdaq at December 31, 2002, was $3.98.

(3) The Medicore options are exercisable for 300,000 shares through July 26, 2005 at $1.38 per share. The closing price of the Medicore common stock as reported by Nasdaq as of December 31, 2002 was $1.46.

(4)      Options for 35,000 shares (28,571 exercised on March 10, 2003, see note
         (1) above) exercisable at $1.25 per share through April 20, 2004; and options for 99,000 shares exercisable at $1.25 per share through January 1, 2006. See note (2) for closing price of the common stock.

(5) Non-vested options. Options vest 33,000 each January 1; upon vesting the options are exercisable at $1.25 per share through January 1, 2006.

(6) The options are exercisable through July 26, 2005 at $1.38 per share. See note (3) for the closing price of the Medicore common stock.

(7) Non-vested options. Options vest 7,500 each February 28, commencing 2003; upon vesting the options are exercisable through February 28, 2007 at $3.15 per share.

(8) The options are exercisable through September 5, 2006 at $1.50 per share. See note (2) for the closing price of the common stock.

(9)      Non-vested options. Options vest 12,500 each September 5.



                                PERFORMANCE GRAPH

         The following graph shows a five-year comparison of cumulative total shareholder returns for the company, the Nasdaq Market Index and the Dialysis Center Industry Index from December 31, 1997 through December 31, 2002 The cumulative total shareholder returns on our common stock was measured by dividing the difference between our share price at the end and the beginning of the measurement period by the share price at the beginning of the measurement period. The total shareholder return assumes $100 invested at the beginning of the period in our common stock, in the Nasdaq Market Index and the Dialysis Center Industry Index. We did not pay dividends on our common stock during the measurement period and the calculations of cumulative total shareholders return on the common stock did not include dividends. This graph is presented in accordance with SEC requirements. You are cautioned against drawing any conclusions from this information, as past results are not necessarily indicative of future performance. This graph in no way reflects a forecast of future financial performance.


         Comparison Of Five Year Cumulative Total Returns Among DCA, Nasdaq Market Index and Dialysis Center Industry Index

Measurement Period                                                                              Dialysis Center
(Fiscal Year Covered)                        DCA                    Nasdaq Index                Industry Index
---------------------                        ---                    ------------                --------------
December 31, 1997                          $ 100.00                   $ 100.00                     $100.00
December 31, 1998                             33.33                     141.04                      117.40
December 31, 1999                            280.70                     248.76                       51.58
December 31, 2000                             25.64                     156.35                       83.53
December 31, 2001                            141.54                     124.64                      109.31
December 31, 2002                            163.28                      86.94                      109.25




                            GOVERNANCE OF THE COMPANY

The Board of Directors

         The board of directors oversees the business and affairs of the company and monitors the performance of management. In accordance with corporate governance principles, the board does not involve itself in day-to-day operations. The board is kept knowledgeable and informed through discussions with the Chairman, other directors, executives, the Audit, Nominating and Compensation Committees, division heads and advisors (counsel, outside auditors, investment bankers and other consultants), by reading reports, contracts and other materials sent to them and by participating in board and committee meetings.

         The board met five times during 2002. All directors participated at the meetings, either present in person or by telephone conference call.


Corporate Governance

         Our board and management have a long-standing commitment to sound and effective corporate governance practices. Last year, we adopted a Compliance Program to prevent and detect violations commonly known in the healthcare industry as "fraud and abuse" laws. We believe the program will further our mission to deliver high quality patient services and care and demonstrate to the patients and communities we serve, as well as our employees and affiliated physicians, our commitment to honest and responsible individual and corporate conduct.

         At that time, we also adopted our Code of Ethics and Business Conduct to continue our traditions of adhering to the most rigorous standards of ethics and integrity, which includes acting with fairness, honesty and compassion with our patients, business partners, payors, regulators, and the communities we serve. It also means acting in compliance with the extensive laws and regulations governing our businesses.

         Our board and management have reviewed with our counsel, audit committee and independent auditors the provisions of the Sarbanes-Oxley Act of 2002, the new and proposed rules of the SEC, and the proposed new listing requirements of the Nasdaq Stock Market. We have already met many of these new requirements, such as speedier reporting of insider transactions, CEO and CFO certification of quarterly and annual reports, and audit committee pre-approval of audit and non-audit services. We will modify and update our charter, Codes of Ethics, Compliance Procedures, and all related corporate governance materials as the law and regulations are adopted.


Board Committees

         The board of directors has an Audit Committee, and recently established Nominating and Compensation Committees, each of which consist of the same independent directors. The board has three other employee members and has amended Section 4.2 of our by-laws to increase the maximum number of directors to nine in order to fill one or more of these newly created positions with independent directors. This will enable the board to position itself for the new rules for continued Nasdaq securities listing requirements to maintain a board consisting of a majority of independent directors, as well as providing for a variety of independent board members serving the different committees.


         Audit Committee

         The current members of our Audit Committee are Alex Bienenstock, the financial expert as determined by the board of directors under the new rules of the SEC, and the Chairman of the Audit Committee, Robert Trause, and Dr. David
L. Blecker. The Audit Committee, a very essential oversight committee, pursuant to its charter provides assistance to the board in fulfilling its responsibilities to our shareholders and the investment community relating to accounting, reporting practices, the quality and integrity of our financial reports, and surveillance of internal controls and accounting and auditing services. The Audit Committee does not prepare financial statements or perform audits, and its members are not auditors or certifiers of the company's financial statements. Among many of the Audit Committee's responsibilities:

o considers the selection and recommends to the board each year a firm of certified public accountants to be approved as our independent auditors for our new fiscal year
o        evaluates the performance of our independent auditors
o determines the compensation of the independent auditors and provides for their compensation
o pre-approves all audit services; reviews the annual engagement letter, the scope of the proposed audit for the current year, and the audit procedures
o confirms the independence of the independent auditors, including review of all significant relationships the independent auditors may have with our company; receives from the independent auditors a written statement delineating all relationships between the independent auditors and the company
o engages in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors
o reviews with management and the independent auditors the completion of the annual examination, any significant changes in the independent auditors' audit plan, any difficulties with management encountered during the course of the audit, and other matters related to the content of the audit
o        pre-approves all permitted non-audit services
o reviews and discusses with management and the independent auditors the financial statements, including an analysis of the independent auditors' judgment as to the quality of the company's accounting principles
o recommends to the board, based on its reviews and discussions as provided in these listed responsibilities, whether the financial statements should be included in our annual report on Form 10-K
o reviews our system of internal controls with the independent auditors, our management and our counsel o reviews, at least annually, with our counsel, any legal matters that may materially impact our financial statements, our compliance policies, and any governmental regulatory issues
o reviews and discusses with management and the independent auditors (a) any material financial or non-financial arrangements of the company which do not appear in the financial statements of the company; and (b) any transactions or courses of dealing with parties related to the company which transactions are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, and which arrangements or transactions are relevant to an understanding of the company's financial statements
o reviews and discusses with management and the independent auditors the accounting policies which may be viewed as critical, and reviews and discusses any significant changes in the accounting policies of the company and accounting and financial reporting proposals that may have a significant impact on the company's financial reports

         Compensation Committee

         We recently established a Compensation Committee, which consists of the same three independent board members as the Audit and Nominating Committee. This Committee has the responsibility to:

         o review and recommend to the board of directors approval of the compensation for the Chief Executive Officer
         o review and recommend to the board of directors the adoption or amendment of the compensation and benefit plans and programs for the officers and other key employees, including any stock option or incentive compensation plans
         o review and approve specific matters which are consistent with such plans and programs; approve the terms and conditions of awards under such plans within the limits of each plan

         o review and approve compensation and benefit arrangements for senior management; the Chief Executive Officer may participate with the Compensation Committee in the review and approval of senior management compensation


         Nominating Committee

         As with the other committees, the Nominating Committee is made up of only independent directors, currently the same persons participating on the Audit and Compensation Committee. The Nominating Committee:

         o        recommends candidates for our board of directors
         o        annually reviews the tenure of each director

         All candidates for director are considered and selected by the Nominating Committee on the basis of education, experience, leadership qualities, integrity, and most importantly, a combination of these qualities forming the basis of the ability to contribute to the board, the company and our shareholders.


Compensation of Directors

         No standard arrangements for compensating directors for services as directors or for participating on any committee exists. We reimburse directors for travel and related out-of-pocket expenses incurred in attending shareholder, board and committee meetings, which expenses have been minimal. In lieu of any cash compensation or per meeting fees to directors for acting as such, we have provided directors, among others, with options to purchase common stock of the company at exercise prices no less than the fair market value as of the date of grant. Accrued compensation of $100,000 at December 31, 2002 was bonused in March, 2003 to the board members on a pro rata basis for exercise of a portion of their options, amounting to 79,642 shares at exercise prices ranging from $1.25 to $1.50. See "Beneficial Ownership of the Company's Securities" and "Executive Compensation - Options, Warrants or Rights" above.

                          REPORT OF THE AUDIT COMMITTEE

         Under the guidance of its written Audit Committee Charter, which was adopted in June, 2000, and amended in November, 2002, the Audit Committee is charged with overseeing the accounting, reporting practices, and the quality and integrity of financial reports of our company. See "Governance of the Company - Board Committees - Audit Committee" above.

         Management has the primary responsibility for the system of internal controls, disclosure controls and procedures, and the financial reporting process. Our independent accountants have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. Our independent auditors also submit a detailed report to our Audit Committee which includes accounting policies used to prepare financial statements, effective accounting treatments, and discussions with management. The Audit Committee has the responsibility to monitor and oversee these processes.

         In fulfilling its responsibilities, the Audit Committee recommended to the board the selection of the company's independent accountants, Wiss & Company, LLP for 2003. That firm has discussed with the Audit Committee and provided written disclosures to the Audit Committee relating to that firm's independence, as required by the Independence Standards Board for auditors of public companies. The discussions and disclosure informed the Audit Committee of Wiss & Company's independence, and assisted the Audit Committee in evaluating such independence. The Committee also considered whether Wiss & Company's provision of non-audit services to the company was compatible with the auditor's independence. Wiss & Company did not provide non-audit services which would impact its independence with respect to the company. The Audit Committee also discussed with the independent auditors other matters required to be communicated under generally accepted auditing standards.

         The Audit Committee reviewed with our Vice President and Principal Financial Officer and with our independent auditors the overall scope and specific plans for their audit. They also discussed with the independent accountants the result of their examinations, their evaluation of the company's internal controls, and the overall quality of Dialysis Corporation of America's accounting and financial reporting. The Audit Committee also reviewed all fees paid or payable to the independent auditors, which fees are discussed in "Proposal No. 2 - Ratification of Appointment of Independent Auditors" below.

         The Committee reviewed and discussed with management and the independent accountants the company's audited financial statements.

         Following these actions, the Audit Committee recommended to the board, and the board has approved, that the audited financial statements be included in the company's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the SEC. The Audit Committee and the board have also recommended for shareholder ratification the appointment of Wiss & Company, LLP as the company's independent auditors for fiscal 2003.

                                                The Audit Committee

                                                Alexander Bienenstock, Chairman
                                                Robert Trause
                                                Dr. David L. Blecker
                                                                  March 19, 2003


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                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Our parent, Medicore, owns approximately 61% of our common stock. See "Beneficial Ownership of the Company's Securities" above.

         In 1977, we became a public company through a merger with Premium Acceptance Corporation, a licensed insurance premium and second mortgage company, underwritten by Todd & Company, Inc., a securities brokerage firm solely owned by Thomas K. Langbein, Chairman and Chief Executive Officer of the company. The Chairman of the Board and President of Premium Acceptance Corporation was Anthony C. D'Amore, a current director of Medicore. Mr. D'Amore acts as an insurance consultant and receives nominal commissions for insurance provided to the company and Medicore. George Langbein, formerly an employee of Medicore and brother of Thomas K. Langbein, obtained a $100,000 term life insurance policy covering and owned by Bart Pelstring, a director of the company. The premium paid by the company is approximately $2,000. Medicore obtains group health insurance coverage for its employees as well as personal life insurance policies for several executives and key employees through George Langbein. Medicore pays for the $1,600,000 of life insurance owned by Thomas K. Langbein, see "Executive Compensation" above, and $100,000 term life insurance policies covering Daniel R. Ouzts, Vice President and Principal Financial Officer and one other key employee. The premiums paid by Medicore on the life insurance and group health insurance for its employees for fiscal 2002 aggregated approximately $146,000. We are of the opinion that the cost and coverage of the insurance are as favorable as can be obtained from unaffiliated parties.

         Certain of the officers and directors of the company are officers and/or directors of Medicore and its affiliates. Thomas K. Langbein is Chairman of the Board and Chief Executive Officer of the company and Medicore and President of the latter. Daniel R. Ouzts is Vice President and Treasurer of the company, and Vice President, Principal Financial Officer and Controller of Medicore. Mr. Langbein is the beneficial owner of 6.2% of our company which includes an option for 222,857 Dialysis Corporation of America shares, and 22.5% of our parent, which includes an option for 300,000 Medicore shares. See "Information About Directors and Executive Officers" and "Beneficial Ownership of the Company's Securities" above. Mr. Ouzts has a less than 1% interest in our company, which includes an option for 25,000 shares, and 2.1% of Medicore, which includes an option for 45,000 shares. Lawrence E. Jaffe is Secretary and counsel to our company and our parent, of which company he is a director. Mr. Jaffe has a 4.0% interest in our company, and a 3.3% beneficial interest in our parent, which includes an option for 100,000 Medicore shares. Mr. Jaffe devotes most of his professional services to our company and its parent, from which companies he receives a substantial portion of his professional fees, which for fiscal 2002 aggregated $340,000, of which $156,000 was for our company.

         Certain of the executive and accounting personnel and administrative facilities of our company and our parent, are common. The costs of executive, financial and administrative salaries and other shared corporate overhead for these companies are charged on the basis of time spent. Since the shared expenses are allocated on a cost basis, there is no intercompany profit involved. The amount of expenses charged to us by Medicore amounted to approximately $200,000 for the year ended December 31, 2002. Utilization of personnel and administrative facilities in this manner enables Medicore to share the cost of qualified individuals with its subsidiaries rather than duplicating the cost for various entities. It is our opinion that these services are on terms as favorable as we could receive from unaffiliated parties.

         In May, 2001, the company loaned its President $95,000 at an annual interest of prime plus 1% (floating) payable on demand but no later than May 11, 2006. Accrued interest aggregated approximately



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$9,000 at December 31, 2002. The demand loan is collateralized by all of the
President's options and underlying common stock of the company, as well as any proceeds from the sale of such common stock.

         DCA of Lemoyne, Inc., one of our wholly-owned dialysis subsidiaries, leases its dialysis facility from us under a five year net lease expiring December 22, 2003 at approximately $43,000 per annum, plus applicable taxes, separately metered utilities and insurance, and additional rent of approximately $5,000 per year covering common area maintenance expenses. That subsidiary has two renewal options for five years each under the agreement. We are of the opinion that the rental is on terms as favorable as could be obtained from an unaffiliated party.

         We own a building with a little over 8,100 square feet of space in Valdosta, Georgia. We lease approximately 6,000 square feet to DCA of So. Ga., LLC, our 100% owned dialysis facility, for approximately $91,000 under a 10-year lease with two renewal options of five years each.

         We acquired property in Cincinnati, Ohio in April, 2002, and completed construction of a 5,000 square foot dialysis facility at a cost of $740,000 including $75,000 in tenant improvements. In February, 2003, we sold the property to a corporation owned by the medical director of that Cincinnati facility, which company owns a 20% interest in our Cincinnati subsidiary operating that dialysis center. Another 20% of that subsidiary is held by a company owned by the medical director's wife. The medical director has leased the facility to our Cincinnati subsidiary under a 10-year lease with two consecutive five-year renewals. Our 60% owned Cincinnati subsidiary issued a five-year $75,000 promissory note to us for the tenant improvements. This note must be satisfied before the Cincinnati subsidiary pays any other indebtedness or makes any distributions to its members.

         For further details of the property arrangements as discussed above, reference is made to Item 2, "Property" of our Annual Report on Form 10-K for the year ended December 31, 2002 accompanying this Information Statement.

         Our subsidiary, DCA of Vineland, LLC, is owned 51.3% by our company, with the remaining 48.7% owned by two professional associations, one owned by Dr. Blecker, the medical director of our Vineland facility, and the other in which Dr. Blecker has an affiliation. See "Proposal No. 1 - Election of Directors." Another professional association in which Dr. Blecker has an affiliation owns 20% of Dialysis Services of NJ., Inc. - Manahawkin, the other 80% owned by Dialysis Corporation of America. Dr. Blecker is co-medical director of the Manahawkin dialysis facility.

         In 2000, we loaned our parent, Medicore, $2,200,000 at an interest rate of 10% per annum for Medicore to establish a new division, which invests in Linux software system companies. We extended these Linux Global Partners' loans to June 30, 2001 in consideration for an additional 100,000 shares of Linux Global Partners, bringing our equity ownership of Linux Global Partners to 400,000, or approximately 2%. In May, 2001, Medicore paid us $215,000, of which $200,000 was principal, and in June, 2001, Medicore repaid the $2,000,000 balance of the debt, together with accrued interest of approximately $279,000. See Note 4 to "Notes to Consolidated Financial Statements" to our Annual Report on Form 10-K for the year ended December 31, 2002 accompanying this Information Statement. Thomas K. Langbein, Chairman of the Board and CEO of our company and Medicore, of which he is also a major stockholder and President, was a director of Linux Global Partners until his resignation in November, 2002.

         Certain officers and directors of our parent, Medicore, Messrs. Anthony
C. D'Amore, Peter D. Fischbein, Seymour Friend and Robert Magrann (20,000 shares each), and Lawrence E. Jaffe, our Secretary and counsel (160,000 shares, plus 100,000 shares obtained by his children of majority age and



                                       23
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independent of their father), in April, 2000, exercised options granted to them under our 1999 Stock Option Plan for 340,000 shares. The exercise was effected with cash for the par value (aggregate $3,400) and the balance, $421,600, in three-year non-recourse promissory notes at a rate of interest of 6.2% per annum, due April 20, 2003. The board deferred the interest payments until and extended the maturity date to April 20, 2004.

         In August, 2001, we purchased the 30% minority interest in DCA of So. Ga., LLC for $600,000, with $300,000 paid in cash and $300,000 payable in August, 2002. The minority interest seller is medical director of another of our Georgia dialysis subsidiaries, DCA of Fitzgerald, LLC.

         The company has management services agreements with each of its dialysis subsidiaries, including DCA of Toledo, LLC, in which we hold a 40% interest, pursuant to which it provides administrative and management services, including, among others, providing capital equipment, preparing budgets, bookkeeping, accounting, data processing, and other corporate based information services, materials and human resources management, billing and collection and accounts receivable and payable processing. These services are provided for a percentage of net revenues of the particular dialysis subsidiary.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and 10% shareholders to file reports with the SEC, the Nasdaq Stock Market and our company, indicating their beneficial ownership of common stock of the company and any changes in their beneficial ownership. The rules of the SEC require that we disclose failed or late filings of reports of company stock ownership by our directors and executive officers. To the best of our knowledge, all beneficial ownership reports by these reporting persons for the year 2002 were filed on a timely basis, except two late reports by Timothy Rumrill, one relating to becoming an officer in January, 2002, and report relating to receipt of options in March, 2002.


               PROPOSAL NO. 2 - RATIFICATION OF THE APPOINTMENT OF
                              INDEPENDENT AUDITORS

         The Audit Committee has appointed the accounting firm of Wiss & Company, LLP, subject to ratification by the shareholders at the annual meeting, to audit our accounts with respect to our operations for the year 2003.

         A representative of Wiss & Company, our auditors for the most recently completed fiscal year, is expected to be present at the annual meeting and will have the opportunity to make a statement, and he will be available to respond to appropriate questions from shareholders.


Audit Fees

         Wiss & Company's aggregate fees for fiscal 2001 and for fiscal 2002, the latter includes additional fees expected to be billed, for professional services rendered for the audit of our annual financial statements, including our subsidiaries, and for the reviews of the financial statements included in our quarterly reports on Forms 10-Q, were $37,000 and $29,500, respectively.


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Tax Fees

         Wiss & Company's aggregate fees billed for fiscal 2001 and for fiscal 2002, the latter including additional fees expected to be billed, for tax return preparation services and tax advice, were $11,000 and $15,000, respectively.


All Other Fees

         Other than the professional services and fees billed and expected to be billed as described above under "Audit Fees" and "Tax Fees," Wiss & Company did not provide any other services or bill other fees to our company or any of our subsidiaries.

         The Audit Committee has considered the compatibility of these services with the auditors' independence.


                  OTHER MATTERS TO BE PRESENTED TO SHAREHOLDERS

         Management is not aware of any other matter to be presented for action at the annual meeting other than the election of the six directors and the ratification of the appointment of independent auditors. Management does not presently intend to bring any other matter before the meeting. If any other matters do properly come before the meeting, it is anticipated that Medicore will vote its majority ownership (approximately 61%) as to what it believes to be in the best interest of shareholders.


                              AVAILABLE INFORMATION

         We file reports, information statements and other information with the SEC and Nasdaq. Those reports, information statements and other information may be inspected and obtained:

         o at the Public Reference Room of the SEC, Room 1024 - Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549;
         o at the offices of The Nasdaq Stock Market, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006; or
         o from the internet site maintained by the SEC at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

         Prescribed rates or modest fees may be charged for copies. For more information on the public reference room, call the SEC at 1-800-SEC-0330.

         We would also be pleased to furnish you with such reports and documents that you may request. Please forward your inquiry to our Secretary, Lawrence E. Jaffe, 777 Terrace Avenue, Hasbrouck Heights, New Jersey 07604.




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